UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2017

Patheon N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-37837	98-1153534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Evert van de Beekstraat 104
1118, CN, Amsterdam Schiphol
The Netherlands
(Address of Registrant’s Principal Executive Offices and Zip Code)

+31 (0)20 622 3243
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2017, Patheon N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (“Patheon”), issued a press release announcing that it has submitted written notice to the New York Stock Exchange (the “NYSE”) of its intention to voluntarily delist its ordinary shares, par value €0.01 per share (the “Shares”), from the NYSE.  The voluntary delisting is subject to and conditioned upon (i) the initial expiration of the tender offer at 5:00 p.m. New York City time on August 28, 2017 (the “Initial Expiration Time”) pursuant to the Purchase Agreement, dated as of May 15, 2017 (the “Purchase Agreement”), by and between Patheon, Thermo Fisher Scientific Inc. (“Thermo Fisher”) and Thermo Fisher (CN) Luxembourg S.à r.l. (“Purchaser”), and (ii) the subsequent acquisition by Purchaser of all Shares validly tendered and not properly withdrawn at the Initial Expiration Time in accordance with the Purchase Agreement for a purchase price of $35.00 per Share. Completion of the tender offer remains subject to the conditions described in the tender offer statement on Schedule TO filed by Thermo Fisher with the U.S. Securities and Exchange Commission on May 31, 2017 (as amended and supplemented).

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by Patheon, dated August 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patheon N.V.

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	General Counsel and Secretary
Date: August 22, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Patheon, dated August 22, 2017.